Exhibit 4.1(a)



          Specimen of Celebrity Entertainment Group, Inc., Common Stock
                                  Certificate



                               [GRAPHIC  OMITED]

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                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF WYCOMING

                       CELEBRITY ENTERTAINMENT GROUP, INC.
          100,000,000 AUTHORIZED SHARES $0.001 PAR VALUE NON-ASSESSABLE



THIS  CERTIFIES  THAT             ** Specimen**

IS THE RECORD HOLDER OF


Shares  of           CELEBRITY  ENTERTAINMENT  GROUP,  INC.        Common  Stock
Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.



       ----------------------       Corporate           --------------------
            SECRETARY              |  SEAL  |                PRESIDENT

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